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                                                                  Exhibit 10.14
                             EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of March 1996, by and between RALLY'S HAMBURGERS, INC., a Delaware corporation (the "Company"), and Donald E. Doyle ("Executive").

        RECITALS:

        The Company desires to employ Executive to serve as the Company's President and Chief Executive Officer and to secure the Company the benefit of Executive's experience, efforts and abilities, and Executive desires to be employed by Company in such capacity, pursuant to the terms and conditions of this Agreement.

        NOW, THEREFORE, Executive and the Company hereby agree as follows:

        1.  Employment and Term.

                1.1. Engagement; Term. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for a term commencing on March 18, 1996 and expiring on March 17, 1998, unless sooner terminated as provided in Section 1.2 (the "Term"). This agreement will be renewed on an annual basis for a new two year term at the discretion of the Board.

                1.2. Termination for Cause. The Company may terminate Executive's employment hereunder prior to the expiration of the Agreement, the term "cause" (as defined herein). For the purposes of this Agreement, the term "cause" shall mean: (a) the willful failure by Executive to follow the reasonable instructions of the Board of Directors or Chairman of the Company after notice of such failure has been given to Executive by Company; (b) the willful commission by Executive of acts that are dishonest and demonstrably injurious to the Company, monetarily or otherwise; or (c) the commission by Executive of an act punishable as a felony.

        2.  Position, Duties and Standards.

                2.1. Position and Duties. Executive shall serve as the President and Chief Executive Officer of the Company reporting to the Chairman. Executive shall have such powers and duties as the Chairman and or Board of Directors of the Company may reasonably prescribe from time to time, provided that such duties shall be consistent with Executive's position as President and CEO of the Company.

                2.2. Standard of Services. While Executive remains in the employ of the Company, Executive shall (a) devote his full business time and energy to the business and affairs of the Company, (b) perform his duties hereunder diligently and to the best of his ability, (c) use his best efforts, skill and abilities to promote the Company's interest, and (d) perform all duties that may be required of him by virtue of his position as the President and Chief Executive Officer of the Company.



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        3.  Compensation and other Benefits.

                3.1. Base Salary. The Company shall pay Executive a base salary ("Base Salary") at the annual rate of $295,000 payable in substantially equal installments in accordance with the Company's payroll policy for salaried officers generally. The Executive's annual compensation shall be reviewed annually by the Board and may be increased at its discretion.

                3.2. Performance Bonus. Executive shall be eligible for bonus payments in accordance with the Company's bonus policy for senior officers generally, provided, that participation in any bonus payments under such policy for the year ended December 31, 1996 shall be pro-rated based on Executive's length of service during such year.

                1. Senior Officer Bonus Plan - Based on 1996 Board approved Budgeted Net Income Plan excluding Extra ordinary items.

                2.   90% of Net Income = 2 1/2 of Salary Base
                     95% of Net Income = 12.5% of Salary Base
                    100% of Net Income = 25% of Salary Base

                3.3. Stock Options. Pursuant to and subject to the terms and conditions of the Company's 1990 Employee Stock Option Plan, as amended (the "Plan"), Executive is hereby granted an option (the "Options") to purchase up to 350,000 shares of Stock, at a price per share equal to the opening price of the Stock on the NASDAQ system on the date of public announcement of Executive's appointment as Chief Executive Officer of the Company. The Options shall vest and become exercisable in accordance with the provisions of the Plan and shall expire on March 17, 2001.

                3.4. Vacation; Sick Pay; Holidays. Executive shall be entitled to paid vacation in accordance with the Company's vacation policy for officers generally. Executive shall also be entitled to all paid holidays given the Company to its employees generally and a reasonable number of paid sick days, as determined by the Chairman or the Board of Directors from time to time.

                3.5. Other Benefits. Executive shall be entitled to participate in and receive benefits under any employee benefit plan or arrangement that may be made available by the Company to its employees generally, or to its senior executive officers as a group, subject to and on the basis consistent with the terms, conditions and overall administration of such plans or arrangements.

                3.6.  Relocation Expenses.

                      a. The Company shall reimburse Executive $2,000 per month for 12 months for all expenses incurred by employee in relocating to Louisville, Kentucky and for temporary housing in Louisville.














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                3.7.  Business Expenses.  During the Term, the Company shall promptly reimburse Executive for all reasonable expenses incurred by him in performing the services required of him by this Agreement, provided that the Executive properly accounts therefore in accordance with the Company's policy as established by the Board for its senior executive officers or generally.

        4. Confidentiality Covenant. During the Term and for three years thereafter, Executive shall not disclose, without obtaining the prior consent of the Board, to any person, other than employees of the Company or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties for the Company, any material, confidential information obtained by him while in the employ of Company which pertains to any of the Company's products, improvements, formulae, designs, styles, processes, customers, methods of distribution or methods of production or manufacture, the disclosure of which would be materially damaging to the Company and which is not a matter of public knowledge (collectively, "Confidential Information").

                4.1. Covenant Not to Compete. You promise that, except as otherwise approved in writing by the Corporation, you will not, during the term of this Agreement and for a continuous uninterrupted period commencing upon the expiration or termination of your employment with the Corporation, regardless of the cause for termination, and continuing for a period of two years thereafter, own, operate, engage in, be employed by or be a consultant to or director of, or have any interest in, any business which is engaged in the double drive-through or hamburger business.

        5.  Miscellaneous Provisions.

                5.1. Notice. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery or (b) provided such notice, request, demand or communication is actually received by the party to which it is addressed in the ordinary course of delivery, on the date of (i) deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested,
(ii) transmission by telegram, cable, telex or facsimile transmission, or (iii) delivery to a nationally-recognized overnight courier service, if to the Company, at its principal office in Louisville, Kentucky or, if to Executive, at Executive current principal residence address in the Company employment records pertaining to Executive.

                5.2. Governing Law. The validity, interpretation and construction this Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Kentucky.

                5.3. Amendment and Modifications. No amendment or other modification to this Agreement shall be binding upon any party unless executed in writing by all parties hereto.

                5.4. Waiver. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                5.5. Assignment. This Agreement is a contract for personal services and Executive may not assign, by operation of law, merger or otherwise, license, sublicense or otherwise transfer any of his rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the Company.





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                5.6.  Entire Agreement.  This Agreement constitutes the entire
Agreement between the parties concerning its subject matter. It supersedes all prior or written or contemporaneous oral agreements, correspondence, arrangements and understandings related to its subject matter.

                5.7. Captions. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning and construction of any provision hereof.

                5.8. Cumulative Remedies. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative of every other right or remedy.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Executive have executed and delivered this Agreement on the date first written above.


                                       RALLY'S HAMBURGERS, INC.


                                       By: /s/ Burt Sugarman
                                           ---------------------
                                               Burt Sugarman

                                       Title:  Chairman
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                                              (the "Company")




                                           /s/ Donald E. Doyle
                                           ---------------------
                                               Donald E. Doyle

                                               ("Executive")